EXHIBIT 23.3



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in this Registration Statement of Tribune Company (the "Company") on Form S-8 filed as Post Effective Amendment No. 1 on Form S-4 (No. 333-35422) of our report dated February 2, 2000, with respect to the consolidated financial statements and schedule of The Times Mirror Company included in its Annual Report (Form 10-K) for the year ended December 31, 1999, as amended by Form 10-K/A dated March 30, 2000, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

Los Angeles, California

August 2, 2000